EXHIBIT 99.1

Contacts:
URS Corporation	Sard Verbinnen & Co
H. Thomas Hicks	Hugh Burns/Jamie Tully/Jane Simmons
Vice President & Chief Financial Officer	(212) 687-8080
(415) 774-2700

URS CORPORATION REPORTS FISCAL 2008
YEAR-END RESULTS

Revenues Rose 87%, Net Income Increased 66%
and EPS Up 13% From Fiscal 2007 Results

Company Provides Outlook for Fiscal 2009

SAN FRANCISCO, CA – March 3, 2009 – URS Corporation (NYSE: URS) today reported its financial results for the fiscal year ended January 2, 2009.  Revenues increased 87.4% to $10.09 billion from $5.38 billion in fiscal 2007.  Net income for fiscal 2008 was $219.8 million, a 66.3% increase from net income of $132.2 million in fiscal 2007, and fully diluted earnings per share (“EPS”) was $2.66 for fiscal 2008, a 13.2% increase from fully diluted EPS of $2.35 in 2007.  For the purpose of calculating diluted EPS, weighted-average shares outstanding were 82.5 million for the full year of fiscal 2008.

The results for the year ended January 2, 2009 include the operations obtained through the acquisition of Washington Group International, Inc. (“WGI”).  Results for fiscal year 2007 include the operations of WGI commencing with the closing of the acquisition in November 2007.

As of January 2, 2009, the Company’s backlog was $17.2 billion, compared to $17.6 billion as of December 28, 2007.  The Company’s book of business ended the year at $30.7 billion compared with $28.8 billion at the end of 2007.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated, “URS had an excellent 2008, delivering strong results in each of our four key markets – federal, infrastructure, power and industrial and commercial.  We also successfully integrated the Washington Group acquisition.  Despite the current economic environment, we believe URS is well positioned based on our diversified portfolio of end-markets, our base of government funding that drives more than 50% of our revenues, the availability of funding for infrastructure programs, and the passage of the federal stimulus package, which should create opportunities in several of our markets.”

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Fourth Quarter 2008 Results

For the fourth quarter of fiscal 2008, the Company reported revenues of $2.71 billion, compared to revenues of $1.74 billion in the fourth quarter of 2007.  URS’ net income for the fourth quarter of fiscal 2008 was $45.2 million, or $0.55 on fully diluted, per share basis.  For the fourth quarter of fiscal 2007, the Company reported net income of $26.4 million, and fully diluted EPS of $0.39.

Weighted-average shares outstanding for purposes of calculating diluted EPS were 81.8 million in the fourth quarter of fiscal 2008, compared with 67.5 million in the fourth quarter of fiscal 2007.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three divisions:  the URS Division, the EG&G Division and the Washington Division.  The URS Division performs program management, planning, design and engineering, construction management and operating and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The EG&G Division primarily serves the federal market, providing program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other agencies.  The Washington Division provides program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial and federal markets.

Following the WGI acquisition, URS realigned several of its businesses among its three operating segments, effective for fiscal year 2008.  Results below reflect the reclassification of prior period segment information to conform to the current period’s presentation, but only include the impact of the WGI acquisition from November 16 through December 28, 2007.  For the year-end and fourth quarter of 2008:

URS Division. For fiscal 2008, the URS Division reported revenues of $3.4 billion and operating income of $242.7 million, compared to revenues of $3.1 billion and operating income of $205.0 million for fiscal 2007.

For the fourth quarter of fiscal 2008, the URS Division reported revenues of $849.1 million and operating income of $58.6 million, compared to revenues of $798.4 million and operating income of $39.1 million for the fourth quarter of 2007.

EG&G Division.  For fiscal 2008, the EG&G Division reported revenues of $2.4 billion and operating income of $130.1 million, compared to revenues of $1.6 billion and operating income of $84.5 million for fiscal 2007.

For the fourth quarter of fiscal 2008, the EG&G Division reported revenues of $683.5 million and operating income of $29.1 million, compared to revenues of $477.5 million and operating income of $27.2 million for the corresponding period in 2007.

Washington Division.  For fiscal 2008, the Washington Division reported revenues of $4.3 billion and operating income of $211.0 million, compared to revenues of $763.0 million and operating income of $30.8 million for fiscal 2007.

For the fourth quarter of fiscal 2008, the Washington Division reported revenues of $1.2 billion and operating income of $45.5 million, compared to revenues of $492.4 million and operating income of $16.8 million for the corresponding period in 2007.

Fiscal 2009 Outlook

URS expects its fiscal 2009 revenues to be between $9.5 billion and $10.0 billion.  The Company expects that GAAP EPS will be in the range of $2.80 to $2.95 for fiscal 2009.  This EPS range takes into consideration a number of variables, including the sale of our equity interest in MIBRAG, our unconsolidated German mining and power joint venture, which we expect to be completed in the second quarter of 2009.

The Company’s fully diluted weighted-average shares outstanding for 2009 are expected to be approximately 81.8 million.

Webcast Information

URS will host a dial-in conference call on Wednesday, March 4, 2009 at 11:00 a.m. (EST), to discuss its fourth quarter and year-end fiscal 2008 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

URS Corporation is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a wide range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, the Company operates through three divisions: the URS Division, the EG&G Division and the Washington Division.  URS Corporation has more than 50,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future net income and earnings per share, future book of business, future outstanding shares and other future business, economic and industry conditions.  The Company believes that its expectations are reasonable and are based on reasonable assumptions.  However, such forward-looking statements by their nature involve risks and uncertainties.  We caution that a variety of factors could cause the Company’s business and financial results to differ materially from those expressed or implied in the Company’s forward-looking statements.  These factors include, but are not limited to:  economic weakness and declines in client spending; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; impairment of the Company’s goodwill; impact of our liquidity constraints upon us or upon the Company’s clients; the Company’s leveraged position and the ability to service the Company’s debt; restrictive covenants in the Company’s Credit Facility; the Company’s ability to procure government contracts; the Company’s reliance on government appropriations; unilateral termination provisions in government contracts; the Company’s ability to make accurate estimates and assumptions; the Company’s accounting policies; workforce utilization; the Company’s and its partners’ ability to bid on, win, perform and renew contracts and projects; the Company’s dependence on partners, subcontractors’ and suppliers; customer payment defaults; the Company’s ability to recover on claims; availability of bonding and insurance; integration of acquisitions; environmental liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; nuclear energy indemnification; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; employee, agent or partner misconduct; retirement plan obligations; risks associated with international operations; business activities in high security risk countries; third party software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; the Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-K for the period ended January 2, 2009, as well as in other reports filed from time to time with the Securities and Exchange Commission.  These forward-looking statements represent only the Company’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made.  The Company assumes no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	January 2, 2009	December 28, 2007
ASSETS
Current assets:
Cash and cash equivalents	$223,998	$256,502
Accounts receivable, including retentions of $51,141 and $58,366, respectively	1,062,177	1,015,052
Costs and accrued earnings in excess of billings on contracts	1,079,047	1,023,302
Less receivable allowances	(39,429)	(51,173)
Net accounts receivable	2,101,795	1,987,181
Deferred tax assets	161,061	133,888
Prepaid expenses and other assets	153,627	210,807
Total current assets	2,640,481	2,588,378
Investments in and advances to unconsolidated joint ventures	269,616	206,721
Property and equipment at cost, net	347,076	357,907
Intangible assets, net	511,508	572,974
Goodwill	3,158,205	3,139,618
Other assets	74,266	64,367
Total assets	$7,001,152	$6,929,965
LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdrafts	$438	$15,638
Current portion of long-term debt	16,506	17,964
Accounts payable and subcontractors payable, including retentions of $85,097 and $73,491, respectively	712,552	693,614
Accrued salaries and wages	430,938	486,853
Billings in excess of costs and accrued earnings on contracts	254,186	296,752
Accrued expenses and other	172,735	170,782
Total current liabilities	1,587,355	1,681,603
Long-term debt	1,091,528	1,288,817
Deferred tax liabilities	270,165	137,058
Self-insurance reserves	101,930	73,253
Pension, post-retirement, and other benefit obligations	202,520	156,843
Other long-term liabilities	91,898	88,735
Total liabilities	3,345,396	3,426,309
Commitments and contingencies
Minority interests	31,125	25,086
Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 200,000 shares; 85,004 and 83,355 shares issued, respectively; and 83,952 and 83,303 shares outstanding, respectively	850	833
Treasury stock, 1,052 and 52 shares at cost, respectively	(42,585)	(287)
Additional paid-in capital	2,838,290	2,797,238
Accumulated other comprehensive income (loss)	(55,866)	16,635
Retained earnings	883,942	664,151
Total stockholders’ equity	3,624,631	3,478,570
Total liabilities, minority interests and stockholders’ equity	$7,001,152	$6,929,965

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URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)

	Three Months Ended		Year Ended
	January 2, 2009	December 28, 2007	January 2, 2009	December 28, 2007

Revenues	$2,708,227	$1,739,373	$10,086,289	$5,383,007
Cost of revenues	(2,600,321)	(1,676,985)	(9,608,779)	(5,095,271)
General and administrative expenses	(21,578)	(15,897)	(78,654)	(56,468)
Equity in income of unconsolidated joint ventures	25,256	20,475	106,277	31,516
Operating income	111,584	66,966	505,133	262,784
Interest expense	(20,617)	(16,804)	(90,763)	(27,730)
Income before income taxes and minority interests	90,967	50,162	414,370	235,054
Income tax expense	(36,800)	(21,267)	(172,813)	(97,254)
Minority interests in income of consolidated subsidiaries, net of tax	(8,936)	(2,508)	(21,766)	(5,557)
Net income	45,231	26,387	219,791	132,243
Other comprehensive income (loss):
Pension and post-retirement related adjustments, net of tax	(37,460)	16,223	(37,460)	14,776
Foreign currency translation adjustments, net of tax	(20,087)	4,149	(28,049)	7,863
Interest rate swaps, net of tax	(5,394)	(3,957)	(6,992)	(2,366)
Comprehensive income	$(17,710)	$42,802	$147,290	$152,516

Earnings per share:
Basic	$.56	$.40	$2.68	$2.39
Diluted	$.55	$.39	$2.66	$2.35
Weighted-average shares outstanding:
Basic	81,458	66,408	81,879	55,271
Diluted	81,794	67,461	82,495	56,275

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	January 2, 2009	December 28, 2007	January 2, 2009	December 28, 2007

Cash flows from operating activities:
Net income	$45,231	$26,387	$219,791	$132,243
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	23,837	15,797	89,984	44,826
Amortization of intangible assets	13,266	6,316	52,640	7,066
Amortization of debt issuance costs	2,175	1,980	8,455	3,266
Normal profit	(1,121)	(2,621)	(7,219)	(4,071)
Costs incurred for extinguishment of debt	—	2,897	—	2,897
Provision for doubtful accounts	1,722	562	5,046	2,867
Deferred income taxes	41,359	70,351	107,601	69,488
Stock-based compensation	8,230	4,991	30,325	25,061
Excess tax benefits from stock-based compensation	(626)	(1,870)	(4,491)	(8,359)
Minority interests in income of consolidated subsidiaries, net of tax	8,936	2,508	21,766	5,557
Equity in income of unconsolidated joint ventures, less dividends received	6,056	(6,190)	(10,136)	(3,163)
Self-insurance reserves	1,631	2,273	11,891	19,873
Changes in operating assets, liabilities and other, net of effects of acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	7,059	69,951	(93,114)	17,073
Prepaid expenses and other assets	327	(38,869)	(12,012)	(50,510)
Investments in and advances to unconsolidated joint ventures	(13,054)	20,060	(15,932)	29,739
Accounts payable, accrued salaries and wages and accrued expenses	(90,525)	(677)	(79,059)	60,613
Billings in excess of costs and accrued earnings on contracts	(2,101)	5,473	4,572	(9,120)
Other long-term liabilities	24,003	(17,844)	(762)	(19,270)
Other assets, net	4,744	1,827	14,518	(14,161)
Total adjustments and changes	35,918	136,915	124,073	179,672
Net cash from operating activities	81,149	163,302	343,864	311,915
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	—	(1,253,219)	(26,383)	(1,259,547)
Proceeds from disposal of property and equipment, and sale-leaseback transactions	6,720	2,366	17,442	2,700
Investments in and advance to unconsolidated joint ventures	(6,264)	(5,018)	(34,299)	(5,018)
Change in restricted cash	1,745	(1,512)	1,611	(1,512)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(29,329)	(19,296)	(91,658)	(41,650)
Net cash from investing activities	(27,128)	(1,276,679)	(133,287)	(1,305,027)

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In thousands)

	Three Months Ended		Year Ended
	January 2, 2009	December 28, 2007	January 2, 2009	December 28, 2007

Cash flows from financing activities:
Long-term debt principal payments	$(32,509)	$(166,127)	$(209,286)	$(243,353)
Long-term debt borrowings	—	1,401,314	—	1,401,314
Net payments under lines of credit and short-term notes	(2)	(1,179)	(261)	(4,928)
Net change in book overdrafts	(25,876)	15,526	(15,200)	12,304
Capital lease obligation payments	(1,764)	(2,009)	(7,713)	(11,500)
Excess tax benefits from stock-based compensation	626	1,870	4,491	8,359
Proceeds from employee stock purchases and exercises of stock options	7,872	446	27,186	19,166
Payments of debt issuance costs	—	(21,250)	—	(21,250)
Purchase of treasury stock	—	—	(42,298)	—
Net cash from financing activities	(51,653)	1,228,591	(243,081)	1,160,112
Net increase (decrease) in cash and cash equivalents	2,368	115,214	(32,504)	167,000
Cash and cash equivalents at beginning of period	221,630	141,288	256,502	89,502
Cash and cash equivalents at end of period	$223,998	$256,502	$223,998	$256,502

Supplemental information:
Interest paid	$17,794	$12,028	$81,588	$22,300
Taxes paid	$14,380	$5,228	$58,716	$58,404

Supplemental schedule of noncash investing and financing activities:
Fair value of assets acquired (net of cash acquired)	$—	$2,844,286	$9,747	$2,861,174
Liabilities assumed	—	(1,024,850)	(9,747)	(1,024,977)
Non cash business acquisitions	$—	$1,819,436	$—	$1,836,197
Equipment acquired with capital lease obligations and equipment note obligations	$3,534	$3,402	$12,429	$17,801

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	As of
(In billions)	January 2, 2009	December 28, 2007
Backlog:
Power	$1.8	$1.8
Infrastructure	2.3	2.5
Industrial and commercial	2.9	3.9
Federal	10.2	9.4
Total backlog	$17.2	$17.6

(In billions)	URS Division	EG&G Division	Washington Division (1)	Total
As of January 2, 2009
Backlog	$2.8	$7.7	$6.7	$17.2
Designations	1.3	—	0.3	1.6
Option years	0.5	2.2	1.6	4.3
Indefinite delivery contracts	4.0	2.1	1.5	7.6
Total book of business	$8.6	$12.0	$10.1	$30.7

As of December 28, 2007 (1)
Backlog	$2.8	$7.4	$7.4	$17.6
Designations	1.4	—	1.7	3.1
Option years	0.7	1.5	0.2	2.4
Indefinite delivery contracts	4.1	0.9	0.7	5.7
Total book of business	$9.0	$9.8	$10.0	$28.8

(1)
We adjusted our backlog, designations, option years, and indefinite delivery contracts as of December 28, 2007 to reflect the use of the equity method for some of the unconsolidated joint ventures which were previously accounted for using the proportionate consolidation method by WGI prior to our acquisition.

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

	Three Months Ended		Year Ended
(In millions)	January 2, 2009	December 28, 2007	January 2, 2009	December 28, 2007
Revenues
URS Division	$849.1	$798.4	$3,395.6	$3,129.0
EG&G Division	683.5	477.5	2,415.7	1,562.9
Washington Division	1,191.4	492.4	4,328.9	763.0
Inter-segment, eliminations and other	(15.8)	(28.9)	(53.9)	(71.9)
Total revenues	$2,708.2	$1,739.4	$10,086.3	$5,383.0

Operating income
URS Division	$58.6	$39.1	$242.7	$205.0
EG&G Division	29.1	27.2	130.1	84.5
Washington Division	45.5	16.8	211.0	30.8
Inter-segment, eliminations and other	—	(0.2)	—	(1.0)
General and administrative expenses	(21.6)	(15.9)	(78.7)	(56.5)
Total operating income	$111.6	$67.0	$505.1	$262.8

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION

Three months ended January 2, 2009 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$44.0	$356.8	$158.7	$281.3	$840.8
EG&G Division	—	—	683.9	—	683.9
Washington Division	455.1	81.5	150.8	496.1	1,183.5
Total	$499.1	$438.3	$993.4	$777.4	$2,708.2

Year ended January 2, 2009 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$246.0	$1,419.8	$602.8	$1,104.3	$3,372.9
EG&G Division	—	—	2,413.9	—	2,413.9
Washington Division	1,616.1	335.5	540.8	1,807.1	4,299.5
Total	$1,862.1	$1,755.3	$3,557.5	$2,911.4	$10,086.3

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